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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated May 20, 1999, relating to the consolidated financial statements of Datalink Systems Corporation appearing in the Annual Report on Form 10-KSB for the year ended March 31, 1999.




BDO Seidman, LLP
San Jose, California
March 8, 2000